UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): July 18, 2008
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas	77075-1180
(Address of Principal Executive Offices)	(Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
     On July 18, 2008, Powell Industries, Inc. (the “Company”) and Thomas W. Powell entered into a consulting agreement in connection with Mr. Powell’s retirement as discussed in Item 5.02 below. Pursuant to such consulting agreement, Mr. Powell agreed to provide advice and perform certain consulting services to the Company during the period commencing October 1, 2008 and ending September 30, 2010, unless the agreement is earlier terminated pursuant to its terms. The Company agreed to pay to Mr. Powell $60,000 per quarter during the term of such consulting agreement. A copy of Mr. Powell’s consulting agreement is attached hereto as Exhibit 10.1. The consulting agreement is incorporated by reference herein and the foregoing description of the consulting agreement is qualified in its entirety by reference to such exhibit.
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 18, 2008, the Company announced that Thomas W. Powell, the Company’s Chief Executive Officer since 1984, will retire as Chief Executive Officer of the Company effective September 30, 2008. At that time, Patrick L. McDonald, who is currently the Company’s President and Chief Operating Officer, will succeed Mr. Powell as Chief Executive Officer. Mr. Powell will continue to serve as Chairman of the Company’s Board of Directors (the “Board”). This move is consistent with the succession plan announced by the Company on February 26, 2007.
     Mr. McDonald, who is 55, has served as President and Chief Operating Officer of the Company since February 26, 2007. He served as the general manager of the Company’s Electrical Power Products business in Houston from February 2006 to February 2007. He has 24 years of professional experience in the electrical business, including 22 years with Square D, now a part of Schneider Electric, between 1979 and 2001. While at Square D, he held numerous leadership positions in the areas of finance, operations and product marketing and served as vice president of both the international and services divisions. Following his tenure at Square D, he continued his senior management career as president of Delta Consolidated Industries, a subsidiary of Danaher Corporation from 2001 to 2003. From 2003 until he joined the Company, Mr. McDonald was on sabbatical. Mr. McDonald holds a Bachelor of Science degree from Indiana University.
     At a meeting on July 18, 2008, the Compensation Committee of the Board approved the following changes to Mr. McDonald’s compensation package commensurate with his promotion: (i) an increase in Mr. McDonald’s annual salary, effective upon his promotion on September 30, 2008, to $430,000 per year, (ii) a cash bonus potential of up to the amount of his annual salary and (iii) a performance-based equity incentive award with a potential value of up to 150% of the amount of Mr. McDonald’s annual salary. The discretionary compensation components under (ii) and (iii) above will be determined by the Compensation Committee under its customary analysis of the Chief Executive Officer’s total compensation package.
Item 8.01 — Other Events.
     On July 18, 2008, the Company announced the information discussed in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to such exhibit.
Item 9.01(d) — Exhibits.

Exhibit
Number	Description

10.1	Consulting Agreement dated July 18, 2008 between the Company and Thomas W. Powell.

99.1	Press Release dated July 18, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: July 24, 2008
	By:	/s/ DON R. MADISON
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit
Number	Description

10.1	Consulting Agreement dated July 18, 2008 between the Company and Thomas W. Powell.

99.1	Press Release dated July 18, 2008.

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